UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

Brand Engagement Network, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	88-1270880
(State or other jurisdiction of incorporation)	Commission File Number:	IRS Employer Identification No.:

300 Delaware Ave

Suite 210

Wilmington, DE 19801

[Registrant Address]

307-757-3650

[Registrant Telephone Number]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BNAI	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2025, Brand Engagement Network, Inc. (the “Company”) entered into separate conversion agreements with several long-term investors, pursuant to which the investors converted an aggregate of $1,250.004 in outstanding debt and other liabilities into equity at a conversion price of $2.10 per share. The conversions included $899,934 in loans and $350,070 in short-term liabilities, fully satisfying the related principal, accrued interest, and fees.

The specific conversions were as follows:

●	BEN Capital Fund I, LLC converted $279,384 of debt into 133,040 shares of common stock and received 133,040 warrants to purchase common stock at $2.10 per share, expiring in 90 days.
●	L5 LLC (or its assignee) converted $350,070 of short-term liabilities into 166,700 shares of common stock.
●	Joseph Bevash converted $275,100 of debt into 131,000 shares of common stock and received 131,000 warrants to purchase common stock at $2.10 per share, expiring in 90 days.
●	Michael Reinberger converted $150,150 of debt into 71,500 shares of common stock and received 71,500 warrants to purchase common stock at $2.10 per share, expiring in 90 days.
●	Joseph Cohen Trust dated 4/17/2009 converted $110,250 of debt into 52,500 shares of common stock and received 52,500 warrants to purchase common stock at $2.10 per share, expiring in 90 days.
●	Scott Wheeler converted $85,050 of debt into 40,500 shares of common stock and received 40,500 warrants to purchase common stock at $2.10 per share, expiring in 90 days.

The issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. The forms of the conversion agreements and warrant agreements are filed as Exhibits 10.1 through 10.6 to this Current Report on Form 8-K (note: in a real filing, attach the actual agreements; this draft assumes they would be filed separately for each party).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. As a result of the debt conversions described above, the Company extinguished $1,250,004 of outstanding indebtedness and liabilities.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of common stock and warrants issued in connection with the debt conversions were issued in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure

On December 22, 2025, the Company issued a press release announcing the debt conversions and related liability reductions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

In addition to the debt conversions described above, the Company previously announced on December 18, 2025, the conversion of $504,684 into equity at a conversion price of $2.10 per share. This was in addition to other negotiated settlements and payments with third-party counterparties, including a reduction of accounts payable of $250,010 and the complete satisfaction of vendor-related obligations exceeding $487,306. Collectively, these actions bring the Company’s total reduction in outstanding liabilities for Q4 2025 to $2,492,004.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brand Engagement Network, Inc.

Date: December 22, 2025	By:	/s/ Tyler J. Luck
	Name:	Tyler J. Luck
	Title:	Acting Chief Executive Officer